Exhibit 99.1

LookSmart Reports Third Quarter Results Ahead of Prior Guidance;

Narrows Adjusted Net Loss Forecast for 2004

SAN FRANCISCO, Calif., October 28, 2004 — LookSmart (Nasdaq: LOOK; ASX: LOK), a leader in Internet search, today announced financial results for the third quarter ended September 30, 2004.

3Q04 Financial Summary

(In millions)

	3Q04 Actual	3Q04 Prior Guidance
Revenue	$17.5	$16.0 - 17.0
GAAP Net Income	$0.0	n/a
Adjusted Net Income/( Loss)	$0.0	$(3.0 - 4.0)
Cash & investments	$65.6	>$60.0

“LookSmart again exceeded guidance and analysts’ expectations in the third quarter, most notably on the bottom-line, which is a testament to the strength of the Company’s execution and discipline in delivering on its business objectives,” stated Chief Executive Officer David Hills. “We continued to selectively expand and diversify our distribution partner network with the addition of eight new high quality traffic sources and continued to lay the foundations to support our strategic initiatives to drive proprietary traffic and paid listings growth. These include launching our first version of the family friendly Net Nanny software, the acquisition of Furl.net for differentiated online archiving functionality, and solid growth within our FindArticles offering. LookSmart has made a remarkable transition in the last nine months, setting the stage for a return to long-term profitability.”

Financial Highlights

Revenue: LookSmart reported total revenue of $17.5 million for the third quarter of 2004, which is ahead of its prior guidance of $16.0 to $17.0 million and includes no material revenue from MSN or discontinued international operations, as anticipated. This represents a slight increase compared to core business revenue (excluding MSN and discontinued international operations) of $17.4 million in the second quarter of 2004 and an 82% increase from $9.6 million in the third quarter of 2003. For the nine months ended September 30, 2004, revenue from LookSmart’s core business was $51.1 million, up 77% from $28.9 million in the same period of 2003.

Key Operating Metrics: Total paid clicks from LookSmart’s core business of 103 million during the third quarter reflect typical seasonality and compare to 105 million in the preceding quarter. Average revenue per click was $0.17, up from $0.16 in the preceding quarter.

Distribution: The Company continued to grow its distribution network, adding eight new partners during the third quarter.

Cost of Revenue: Traffic acquisition costs of 47% in the third quarter were below the Company’s guidance of 53% to 55%. The improvement in traffic acquisition costs was due to two factors: first, a one-time benefit relating to traffic sourced from international users, which is not expected to recur in future periods. The second factor, which is expected to be ongoing, was due to rigorous internal efforts to optimize traffic acquisition costs. Without the one-time benefit, third quarter traffic acquisition costs would have been 49%.

Operating Expenses: Total operating expenses exclude those related to LookSmart’s discontinued operations, which are included in the separate line item “Gain from Discontinued Operations.” Total operating expenses in the third quarter were $8.6 million, which included restructuring charges of $0.1 million. This compares to total operating expenses of $10.5 million in the second quarter of 2004, which included restructuring charges of $0.4 million.

Income/Loss from Continuing Operations: The loss from continuing operations for the third quarter, which includes the one-time benefit related to reduced traffic acquisition costs as previously mentioned, was $0.5 million, or effectively breakeven on a per share basis. Without this one time benefit, the loss from continuing operations would have been $1.0 million, or $0.01 per share. This compares to a loss from continuing operations in the preceding quarter of $2.3 million, or $0.02 per share, and to net income from continuing operations in the third quarter of 2003 of $2.1 million, or $0.02 per share.

Gain from Discontinued Operations: The gain from discontinued operations in the third quarter of 2004 was $0.6 million, which resulted from expenses related to the closure of the international businesses and the disposition and write-down of certain international assets, offset by reductions of estimated liabilities.

GAAP Net Income: GAAP net income for the third quarter of 2004, which reflects non-recurring gains from below normal traffic acquisition costs and the gain from discontinued operations, was $15,000, or effectively breakeven on a per diluted share basis. GAAP net income includes a charge of $0.1 million related to restructuring charges and a benefit of $41,000 due to stock compensation from variable stock options. This compares to GAAP net loss in the preceding quarter of $1.2 million, or $0.01 per share, which included a gain from discontinued international operations of $1.0 million, a charge of $0.4 million related to restructuring charges and a benefit of $9,000 due to stock compensation from variable stock options; and to GAAP net income in the third quarter of 2003 of $1.9 million, or $0.02 per diluted share, which included a $1.5 million charge due to stock compensation from variable stock options and a loss from discontinued international operations of $0.2 million.

GAAP net income for the third quarter of 2004 includes $2.1 million of depreciation and amortization, compared to $2.0 million each in the second quarter of 2004 and the third quarter of 2003.

Adjusted Net Income/Loss: Adjusted net income/loss is equal to GAAP net income/loss excluding compensation expense from variable stock options. For the third quarter of 2004, adjusted net loss was $26,000, or effectively break-even on a per share basis, which excludes a benefit of $41,000 of stock compensation from variable stock options. Adjusted net income is ahead of the Company’s guidance for net loss of $3.0 to $4.0 million, and compares to adjusted net loss of $1.2 million, or $0.01 per share, in the preceding quarter, which excluded a benefit of $9,000 of stock compensation from variable stock options and included a restructuring charge of $0.4 million; and adjusted net income of $3.4 million, or $0.03 per diluted share, in the year-ago period, which excluded a charge of $1.5 million of stock compensation from variable stock options.

Notes Regarding Adjusted Net Income/Loss:

Adjusted net income/loss is not in accordance with, or an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. The Company has provided a clear reconciliation between GAAP net income/loss and adjusted net income/loss and has presented the information previously reported together with the financial statements attached to this earnings release. The Company does not provide certain guidance on a GAAP basis because information relating to the variable accounting for repriced stock options is not accessible on a forward-looking basis and its probable significance is not determinable.

Cash: Total cash and investments were $65.6 million at September 30, 2004, which consists of $54.3 million in cash and short-term investments and $11.3 million in longer-term securities, and compares to total cash and short-term investments of $67.2 million at June 30, 2004. The Company invested in slightly longer-term securities during the quarter, which significantly improved its returns.

Financial Outlook

For the fourth quarter ending December 31, 2004, revenues are expected to increase to $18.0 million to $20.0 million.

Traffic acquisition costs for the fourth quarter are expected to be within the range of 51% and 53%. In addition, the Company anticipates quarterly operating expenses of $9.0 to $9.5 million and expects a narrower adjusted net loss of less than $1.0 million for the quarter.

Based on this outlook, LookSmart expects to report 2004 revenue from continuing operations of $78.5 to $80.5 million, excluding $6.0 million for discontinued international operations. The Company also anticipates a narrower loss for fiscal 2004 than previously forecast with adjusted net loss of less than $9.4 million, including restructuring charges of approximately $4.2 million.

LookSmart expects to maintain its strong balance sheet and to report total cash and investments of more than $60.0 million at the end of the year.

Use of Non-GAAP Financial Information

Management believes that Adjusted Net Income/Loss is an appropriate measure of evaluating our operating performance because by excluding the impact of variable stock compensation, which we believe is not indicative of our core operating results, readers of the financial statements are provided with a valuable insight into our operating results. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, cash flow from operations, net income, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Conference Call

LookSmart will host a conference call today at 6:00 p.m. ET (8:00 a.m. Australian ET, October 29, 2004) to discuss its financial results. To listen to the call from the U.S., dial 1-800-257-7063; from Australia, dial 1-800-730-220. The call will also be available live by webcast on LookSmart’s Investor Relations Web site at http://www.shareholder.com/looksmart/.

About LookSmart

LookSmart is a leader in commercial search services and a developer of innovative web search solutions. The Company provides consumers with relevant search results through a distribution network that includes Lycos, CNET, InfoSpace (Excite, MetaCrawler, Webcrawler), Cox Interactive, Apple’s Sherlock, U.C. Berkeley and LookSmart.com, while delivering high performance sales leads at a reasonable price to online businesses. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our projected revenue, losses, Adjusted Net Losses, cash balances, traffic acquisition costs, operating expenses, restructuring implementation and costs, revenue from international operations, cash flow, other financial results, maintenance and growth of our distribution network, projected traffic growth, quality of traffic, acceptance of pricing models by advertisers, cost reductions, industry projections or other characterizations of future events or circumstances. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may fail to preserve our expertise in search product development, that we may incur unexpected costs in our restructuring or in the wind down of our international operations, that potential distribution partners may opt to work with our competitors because our competitors offer different products or pricing terms, that our competitors may offer products at prices more favorable than we are able to offer, that we may fail to integrate the Net Nanny business and technology into our existing business in a timely or cost-effective manner, that the Net Nanny business may fail to provide significant gains in proprietary traffic, that changes in the distribution network composition may lead to decreases in traffic, that changes in the distribution network may lead to lesser quality traffic, that our customers or distribution partners may decide to modify or terminate their relationships with us because of decreased traffic quality or other reasons, that we may fail to achieve our customer growth rate and paid click projections because of unexpected changes in customer or user behavior or changes in our distribution network, that we will not restructure our business in a timely or cost-effective manner, or that we may have unexpected increases in other costs and expenses. In addition, you should read the risk factors detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

“LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

Investor Contacts:

Alex Wellins or Jennifer Jarman

The Blueshirt Group

415-217-7722

alex@blueshirtgroup.com;

jennifer@blueshirtgroup.com

(Tables to follow)

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Revenues:
Listings	$17,490	$30,068	$60,283	$85,833
Licensing	—	3,594	188	11,298

Total revenues	17,490	33,662	60,471	97,131

Cost of revenues	9,563	17,885	34,389	51,461

Gross profit	7,927	15,777	26,082	45,670

Operating expenses:
Sales and marketing	1,495	3,597	6,044	11,118
Product development	5,033	7,274	18,315	20,337
General and administrative	1,958	2,558	7,321	8,589
Restructuring costs	98	—	4,152	—

Total operating expenses	8,584	13,429	35,832	40,044

Income (loss) from operations	(657)	2,348	(9,750)	5,626

Non-operating income (expenses)	227	(14)	374	(1,588)

Income (loss) from continuing operations before income taxes	(430)	2,334	(9,376)	4,038

Income taxes	(117)	(236)	(117)	(809)

Income (loss) from continuing operations	(547)	2,098	(9,493)	3,229

Gain (loss) from discontinued operations	562	(240)	1,146	727

Extraordinary gain from dissolution of BTLS Joint Venture	—	—	—	202

Net income (loss)	$15	$1,858	$(8,347)	$4,158

Net income (loss) per common share:

Basic net income (loss) per share
Income (loss) from continuing operations	$(0.00)	$0.02	$(0.09)	$0.03
Extraordinary gain	$—	$—	$—	$0.00
Gain (loss) from discontinued operations	$0.00	$(0.00)	$0.01	$0.01
Net income (loss)	$0.00	$0.02	$(0.08)	$0.04

Fully diluted net income (loss) per share
Income (loss) from continuing operations	$(0.00)	$0.02	$(0.09)	$0.03
Extraordinary gain	$—	$—	$—	$0.00
Gain (loss) from discontinued operations	$0.00	$(0.00)	$0.01	$0.01
Net income (loss)	$0.00	$0.02	$(0.08)	$0.04

Weighted average shares outstanding - basic	112,530	104,730	110,661	102,596
Weighted average shares outstanding - fully diluted	113,508	113,375	110,661	110,208

LOOKSMART, LTD.

GAAP NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
GAAP to Adjusted Net Income (Loss) Reconciliation:
GAAP Net income (loss)	$15	$1,858	$(8,347)	$4,158
Stock compensation related to variable options	(41)	1,526	(23)	2,547

Adjusted net income (loss)	$(26)	$3,384	$(8,370)	$6,705

Adjusted net income (loss) per share - basic	$(0.00)	$0.03	$(0.08)	$0.07
Adjusted net income (loss) per share - diluted	$(0.00)	$0.03	$(0.08)	$0.06

Weighted average shares outstanding - basic	112,530	104,730	110,661	102,596
Weighted average shares outstanding - diluted	113,508	113,375	110,661	110,208

Stock compensation related to variable options:
Cost of revenue	$2	$(7)	$9	$(4)
Sales and marketing	(15)	420	(17)	696
Product development	(33)	930	(20)	1,548
General and administrative	5	183	5	307

Total stock compensation related to variable options	$(41)	$1,526	$(23)	$2,547

LOOKSMART, LTD

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	September 30 2004	December 31, 2003
ASSETS
Cash	$50,590	$63,866
Short-term investments	3,683	6,068

Total cash and short-term investments	54,273	69,934

Accounts receivable, net	4,787	22,265
Other current assets	1,673	2,680

Total Current Assets	60,733	94,879

Property, plant and equipment, net	6,660	8,444
Goodwill and intangibles, net	22,392	16,645
Long term investments	11,331	—
Other assets	3,708	6,124

Total Assets	$104,824	$126,092

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$1,191	$101
Accounts payable	1,075	3,600
Other current liabilities	7,709	27,125
Deferred revenue and customer deposits	2,641	5,362

Total Current Liabilities	12,616	36,188

Long term liabilities	5,421	3,607

Total Liabilities	18,037	39,795

Total Equity	86,787	86,297

Total Liabilities and Stockholders’ Equity	$104,824	$126,092